AboveNet, Inc.

First Quarter 2010
Earnings Conference Call
May 6, 2010

Bill LaPerch, President & CEO
Joe Ciavarella, SVP & CFO

High-Bandwidth Connectivity Solutions

AboveNet

Safe Harbor Statement

Statements made in this presentation that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. We cannot assure you that the future results expressed or implied by the forward-looking statements will be achieved. Such statements are based on the current expectations and beliefs of the management of AboveNet, Inc. and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's financial and operating prospects, current economic trends, future opportunities, the Company's exposure to the financial services industry and strength of competition and pricing. The Company's business could be materially adversely affected and the trading price of the Company's common stock could decline if these risks and uncertainties develop into actual events. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. A more detailed discussion of factors that may affect the Company's business or future financial results is included in the Company's SEC filings, including, but not limited to, those described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2009. We discuss certain non-GAAP financial measures in this presentation and provide the GAAP financial measures that correspond to such non-GAAP measures, as well as the reconciliation between the two.

AboveNet

Q1 2010 Highlights

$/M

	Q1 '09	Q1 '10	% Δ
Revenue	$ 85.4	$ 97.2	14%
Adjusted EBITDA	$ 38.2	$ 42.6	12%
Adj. EBITDA Margin	*44.7%*	*43.8%*	
Capital Expenditures	$ 21.2	$ 27.4	29%

- Q1 2010 Adjusted EBITDA Margin consistent with FY 2009 Adjusted EBITDA Margin of 43.5%
- Capital Expenditures fluctuate during the year based on the timing of customer and infrastructure projects
- Excluding termination revenue of $1.9M in Q1 2009 and $1.0M in Q1 2010, revenue growth was 15%

AboveNet

Q1 2010 Highlights

- Customer demand is recovering
- Revenue from new customers during the quarter came primarily from the financial, carrier, and media verticals
- Downgrades and terminations are in line with expectations
- Low latency service capability launched between New York and London
- We are in the process of connecting Miami to our WAN network

Net Revenue Attrition

Key Points

- Measures customers with net MRR decreases vs. prior quarter
- MRR decrease from one order may be offset by MRR increase from a different order with same customer
- Ratio based on revenue, not contract activity
- Large Q4 2009 Net Revenue Attrition reflects the impact of downgrades and terminations in Q3 2009



Net Revenue Attrition
1.5%
1.2%
0.9%
0.6%
0.3%
0.0%
Q1 '09
Q2 '09
Q3 '09
Q4 '09
Q1 '10

Net Revenue Attrition: the reduction in monthly recurring revenue (MRR) for customers with net decreases in MRR in the quarter (as a result of terminations, price declines, and other decreases, offset by any increases), divided by total revenue for the quarter (excluding contract termination revenue).

AboveNet

Q1 2010 Highlights


Revenue
$/M
$85.4
$94.3
$97.2
Q1 '09
Q4 '09
Q1 '10

Includes Contract Termination Revenue of $1.9, $0.9, $1.0, respectively


Adjusted EBITDA
$/M
$38.2
$39.2
$42.6
Q1 '09
Q4 '09
Q1 '10


Adjusted EBITDA Margin
44.7%
41.6%
43.8%
Q1 '09
Q4 '09
Q1 '10


Diluted EPS
Results impacted by income tax benefits and provisions, which are substantially non-cash. See slide 11.
$1.11
$7.96
$0.52
Q1 '09
Q4 '09
Q1 '10

All periods adjusted for two-for-one stock split effective 09/03/09

Cash Flow from Operating Activities and Capex


$/M
60
50
40
30
20
10
0
Q1 '08
Q2 '08
Q3 '08
Q4 '08
Q1 '09
Q2 '09
Q3 '09
Q4 '09
Q1 '10
Cash Flow from Operating Activities
Cash used for Capital Expenditures


Capital Expenditure Components
March 31, 2010 YTD
1%
12%
56%
31%
Success Based
Infrastructure
Maintenance
Other

AboveNet

Financial Review

High-Bandwidth Connectivity Solutions

AboveNet

Q1 2010 Revenue – Year-over-Year Comparison

$/M		Three Months Ended Mar 31, 2009	% Total		Three Months Ended Mar 31, 2010	% Total	% Δ
Metro Services	$	21.4	25%	$	27.0	28%	26%
WAN Services		16.0	19%		18.4	19%	15%
Fiber Infr. Svcs.		38.3	45%		41.2	42%	8%
U.K. and others		6.9	8%		9.1	9%	32%
Other		2.8	3%		1.5	2%	NM
Total	$	85.4	100%	$	97.2	100%	14%

- Domestic Metro and WAN revenue increased from 44% to 47% of total revenue between Q1 2009 and Q1 2010
- Revenue from U.K. operations increased 21% in local currency and was aided by a 9% strengthening of the British Pound
- Other includes Contract Termination Revenue of $1.9M in Q1 2009 vs. $1.0M in Q1 2010. Adjusting for Contract Termination Revenue, increase was 15%

AboveNet

Q1 2010 Revenue – Sequential Quarter Comparison

$/M

	Three Months Ended Dec 31, 2009		% Total	Three Months Ended Mar 31, 2010		% Total	% Δ
Metro Services	$	25.4	27%	$	27.0	28%	6%
WAN Services		17.6	19%		18.4	19%	5%
Fiber Infr. Svcs.		40.2	42%		41.2	42%	2%
U.K. and others		9.3	10%		9.1	9%	(2%)
Other		1.8	2%		1.5	2%	NM
Total	$	94.3	100%	$	97.2	100%	3%

- Domestic Metro and WAN Services accounted for 83% of increase over Q4 2009
- Revenue from U.K. operations grew 2% in local currency, offset by a 4% weakening of the British Pound
- Other includes Contract Termination Revenue of $0.9M in Q4 2009 vs. $1.0M in Q1 2010

AboveNet

Q1 2010 Highlights

$/M, except EPS	Three Months Ended Mar 31, 2009	Three Months Ended Mar 31, 2010	% Δ	Three Months Ended Dec 31, 2009	Three Months Ended Mar 31, 2010	% Δ
Revenue	$ 85.4	$ 97.2	14%	$ 94.3	$ 97.2	3%
Costs of Revenue	29.4	33.1	13%	35.1	33.1	(6%)
SG&A	20.7	23.6	14%	21.4	23.6	10%
Adj. EBITDA	$ 38.2	$ 42.6	12%	$ 39.2	$ 42.6	9%
Adj. EBITDA Margin	*44.7%*	*43.8%*		*41.6%*	*43.8%*	
Net Income	$ 27.4	$ 13.6	NM	$ 206.9	$ 13.6	NM
Diluted EPS *	1.11	0.52	NM	7.96	0.52	NM
Capital Expenditures	$ 21.2	$ 27.4	29%	$ 38.7	$ 27.4	(29%)

- Costs of Revenue increase over Q1 2009 primarily a result of increased co-location, third party network and long haul costs
- Net Income and Diluted EPS for Q1 2009 and Q4 2009 include $5.1M and $182.9M of income tax benefits, respectively. Q1 2010 reflects income tax provisions totaling $9.6M. These income tax benefits and provisions are substantially non-cash
- 29% decrease in Capex from Q4 2009 due in part to the sparing program initiated in Q4 2009

* Diluted EPS adjusted for two-for-one stock split effective 09/03/09

AboveNet

Financial Strength

Balance Sheet

$/M (at period ended)	December 31, 2008	December 31, 2009	March 31, 2010
Cash/cash equivalents	$87.1	$165.3	$166.7
Debt (1)	$37.6	$58.6	$56.7

(1) Includes capital lease obligation and senior secured credit facility

Cash Flow

$/M (for period ended)	December 31, 2008	December 31, 2009	March 31, 2010
CF from Operating Act.	$116.1	$157.2	$30.0
Capital Expenditures (2)	$117.2	$118.7	$27.4
CF from Financing Act.	$42.6	$38.9	($0.9)

(2) Per Consolidated Statements of Cash Flows

Secured Credit Facility

$55.5 million term loan outstanding

$27 million revolver ($26 million available)

Future Scheduled Secured Credit Facility Repayments (as of 3/31/10)

$/M

2010	2011	2012	2013
$ 5.8	$ 7.6	$ 9.4	$32.7

AboveNet

2010 Outlook

- Customer demand is recovering
- Expect to meet the upper end of the revenue guidance previously provided on our Q4 2009 earnings call ($395M - $400M)
- FY 2010 Adjusted EBITDA Margin expectations unchanged
  - roughly in line with 2009 actual Adjusted EBITDA margin
- 2010 Capital Expenditures forecast of $150M to $160M unchanged

AboveNet

Thank You

High-Bandwidth Connectivity Solutions

Appendix

AboveNet

Reconciliation of Non-GAAP Financial Measures

- Adjusted EBITDA is defined as net income before provision for (benefit from) income taxes, other income/expense, interest income/expense, gain on reversal of foreign currency translation adjustments from liquidation of subsidiaries, income/loss from discontinued operations, gain/loss on asset dispositions, depreciation and amortization, and non-cash stock-based compensation
- Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue
- Revenue, Net of Contract Termination Revenue is defined as Revenue minus Contract Termination Revenue
- Revenue in Local Currency is defined as Revenue from U.K. and others in the respective functional currency. This amount is multiplied by the period average exchange rate between such local functional currency and our functional currency, the U.S. dollar, to derive Revenue: UK and others ($)

AboveNet

Reconciliation of Non-GAAP Financial Measures (Cont'd)

	Years ended December 31,					
	2004	2005	2006	2007	2008	2009
NET (LOSS) INCOME	$ (37.8)	$ (8.4)	$ 46.4	$ 13.8	$ 42.3	$ 281.6
Gain on reversal of foreign currency translation adjustments from liquidation of subsidiaries	-	-	-	(10.3)	-	-
Interest income	(1.1)	(1.3)	(2.4)	(3.3)	(1.8)	(0.3)
Interest expense	11.1	5.9	5.8	2.3	3.9	4.8
Other (income) expense, net	(9.2)	(10.9)	(2.1)	(3.8)	2.4	(3.6)
Loss (gain) on sales of data centers	-	1.3	(48.2)	-	-	-
Provision for (benefit from) income taxes	0.5	0.4	-	4.5	8.3	(187.6)
Loss (income) from discontinued operations	1.1	0.8	(3.0)	-	-	-
OPERATING (LOSS) INCOME	(35.4)	(12.2)	(3.5)	3.2	55.1	94.9
Depreciation and amortization	40.8	43.1	47.2	47.5	48.3	52.0
Non-cash stock-based compensation	4.9	4.0	3.9	8.2	12.5	9.7
Adjusted EBITDA	$ 10.3	$ 34.9	$ 47.6	$ 58.9	$ 115.9	$ 156.6

Calculation of Adjusted EBITDA Margins

	2004	2005	2006	2007	2008	2009
Adjusted EBITDA	$ 10.3	$ 34.9	$ 47.6	$ 58.9	$ 115.9	$ 156.6
Revenue	$ 189.3	$ 219.7	$ 236.7	$ 253.6	$ 319.9	$ 360.1
Adjusted EBITDA Margin	5.4%	15.9%	20.1%	23.2%	36.2%	43.5%

Reconciliation of Non-GAAP Financial Measures (Cont'd)

AboveNet

$/M

	Three Months Ended								
	03/31/08	06/30/08	09/30/08	12/31/08	03/31/09	06/30/09	09/30/09	12/31/09	03/31/10
NET INCOME	$ 3.4	$ 11.2	$ 10.4	$ 17.3	$ 27.4	$ 24.6	$ 22.7	$ 206.9	$ 13.6
Interest income	(0.5)	(0.4)	(0.5)	(0.4)	(0.2)	(0.1)	0.0	0.0	0.0
Interest expense	0.7	0.9	1.1	1.2	1.2	1.1	1.3	1.2	1.2
Other (income) expense, net	(1.5)	0.0	2.0	1.9	0.1	(2.5)	0.5	(1.7)	0.6
Provision for (benefit from) income taxes	0.6	0.5	1.9	5.3	(5.1)	0.2	0.2	(182.9)	9.6
OPERATING INCOME	2.7	12.2	14.9	25.3	23.4	23.3	24.7	23.5	25.0
Depreciation and amortization	12.6	12.2	12.2	11.3	11.9	12.3	13.5	14.3	15.5
Non-cash stock-based compensation	4.2	3.7	1.7	2.9	2.9	2.9	2.5	1.4	2.1
Adjusted EBITDA	$ 19.5	$ 28.1	$ 28.8	$ 39.5	$ 38.2	$ 38.5	$ 40.7	$ 39.2	$ 42.6
Calculation of Adjusted EBITDA Margins									
Adjusted EBITDA	$ 19.5	$ 28.1	$ 28.8	$ 39.5	$ 38.2	$ 38.5	$ 40.7	$ 39.2	$ 42.6
Revenue	$ 70.9	$ 77.1	$ 82.1	$ 89.8	$ 85.4	$ 88.0	$ 92.4	$ 94.3	$ 97.2
Adjusted EBITDA Margin	27.5%	36.4%	35.1%	44.0%	44.7%	43.8%	44.0%	41.6%	43.8%

AboveNet

Reconciliation of Non-GAAP Financial Measures (Cont'd)

$/M

	Three Months Ended								
	03/31/08	06/30/08	09/30/08	12/31/08	03/31/09	06/30/09	09/30/09	12/31/09	03/31/10
Revenue	$70.9	$77.1	$82.1	$89.8	$85.4	$88.0	$92.4	$94.3	$97.2
Contract Termination Revenue	0.3	2.0	4.4	8.7	1.9	0.8	0.3	0.9	1.0
Revenue, Net *	$70.6	$75.1	$77.7	$81.1	$83.5	$87.2	$92.1	$93.4	$96.2

* Revenue, Net of Contract Termination Revenue

AboveNet

Reconciliation of Non-GAAP Financial Measures (Cont'd)

(in millions)

	Three Months Ended			Three Months Ended		
	03/31/09	03/31/10	% Δ	12/31/09	03/31/10	% Δ
Revenue in Local Currency (£)	4.8	5.8	21%	5.7	5.8	2%
Exchange Rate	1.44	1.56	9%	1.63	1.56	(4%)
Revenue: U.K. and others ($)	6.9	9.1	32%	9.3	9.1	(2%)

Note: The percentage changes are calculated based on the detailed amounts and may differ slightly from percentages calculated based on rounded amounts in the table above.

AboveNet

Reconciliation of Non-GAAP Financial Measures (Cont'd)

AboveNet's management believes that adjusted or modified EBITDA and its related margin are measures of operating performance that are commonly reported and widely used by analysts, investors, and other interested parties in the telecommunications industry because they eliminate many differences in financial, capitalization, and tax structures, as well as certain non-cash and non-operating charges to earnings. AboveNet's management currently uses Adjusted EBITDA and Adjusted EBITDA Margin for these purposes. AboveNet's management believes that Adjusted EBITDA and Adjusted EBITDA Margin trends can be used as indicators of whether the Company's operations are able to produce sufficient operating cash flow to fund working capital needs, service debt obligations and fund capital expenditures.

Adjusted EBITDA is also used by the Company for other purposes, including, management's assessment of ongoing operations and as a measure for performance-based compensation. However, the definition of adjusted EBITDA for other purposes may differ from the definition of Adjusted EBITDA used herein. For example, for 2009 and 2010 the definition of adjusted EBITDA in the Company's incentive cash bonus plan excludes certain customer termination fees. Additionally, Adjusted EBITDA as used in this press release may not be calculated identically to similarly titled measures reported by other companies.

The Company also reviews revenue, net of contract termination revenue as well as revenue in local currency. Revenue, net of contract termination revenue shows the change in the Company's recurring revenue from period to period excluding the impact of non-recurring contract termination revenue. Revenue in local currency shows the changes of foreign subsidiary revenue without the impact of currency fluctuations. Management believes these non-GAAP metrics provide helpful insight into revenue trends.